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                                   EXHIBIT 11

                     ADCO TECHNOLOGIES INC. AND SUBSIDIARY

                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)


                                                  THREE MONTHS ENDED
                                                       MARCH 31,
                                                ----------------------
                                                  1996          1995
                                                  ----          ----
PRIMARY:
Average shares outstanding                      5,150,000     4,575,000
Net effect of dilutive stock options -- based
  on the treasury stock method using the
  average market price                             63,870        17,989
                                                ---------     ---------
Total common and common equivalent
  shares outstanding                            5,213,870     4,592,989
                                                =========     =========
Net income available for common
  and common equivalent shares                  $ 708,529     $ 883,494
                                                =========     =========

Per share amount                                    $0.14         $0.19
                                                =========     =========

                                                  THREE MONTHS ENDED
                                                       MARCH 31,
                                                ----------------------
                                                  1996          1995
                                                  ----          ----
FULLY DILUTED:
Average shares outstanding                      5,150,000     4,575,000
Net effect of dilutive stock options -- based
  on the treasury stock method using the
  quarter end market price                         59,329        17,785
                                                ---------     ---------
Total common and common equivalent
  shares outstanding                            5,209,329     4,592,785
                                                =========     =========
Net income available for common
  and common equivalent shares                  $ 708,529     $ 883,494
                                                =========     =========
Per share amount                                    $0.14         $0.19
                                                =========     =========
